Exhibit 99.1

H.C. Wainwright 23 rd Annual Global Investment Conference 13 - 15 September 2021 Dr Faz Chowdhury, CEO Nasdaq : NMRD

Forward Looking Statements This presentation includes forward - looking statements that are subject to many risks and uncertainties. These forward - looking statements, such as statements about Nemaura’s short - term and long - term growth strategies, can sometimes be identified by use of terms such as “intend,” “expect,” “plan,” “estimate,” “future,” “strive,” and similar words. These statements involve many risks and uncertainties that may cause actual results to differ from what may be expressed or implied in these statements. These risks are discussed in Nemaura’s filings with the Securities and Exchange Commission (the “Commission”), including the risks identified under the section captioned “Risk Factors” in Nemaura’s Annual Report on Form 10 - K filed with the Commission on June 29, 2021 as the same may be updated from time to time. Nemaura disclaims any obligation to update information contained in these forward - looking statements whether as a result of new information, future events, or otherwise.

Background About the CEO… Trained as a Drug Formulation Scientist Masters in Microsystems and Nanotechnology, Cranfield University UK Doctorate in Nanomedicine and Drug Delivery, University of Oxford First patent: Super - absorbent tablets during undergraduate internship at 3M Healthcare Currently >100 patents across >15 patent families Chairman and CEO of Nemaura Medical since its foundation in 2011

Introduction We developed the world’s first Daily - Wear non - invasive Continuous Glucose Monitor (CGM) – Class 2b CE approved Medical Device. Launched: sugarBEAT ® and BEAT ® diabetes , supporting Diabetes prevention, management and reversal. Planned Launch in 2021: Mass Market consumer metabolic health application.

The Problem… There are over 463 million people living with diabetes worldwide, and over $ 760 Billion was spent in the US alone in 2019 for diabetes related healthcare expenditure 1 . The total addressable market exceeds $ 150 Billion 2 , 3 , 4 . Obesity and Diabetes are two of the major drivers of the chronic disease epidemic

Our Objective: Prevent, Manage, or Reverse Type 2 Diabetes

UNIQUE The world’s first daily wear CGM: no other sensor technology is currently available allowing non - invasive daily use. LIFESTYLE Other competing sensors are worn for 10 - 14 days consecutively. Nemaura’s BEAT® sensors are designed for daily use – any day you choose. Our Unique Solution KNOWLEDGE Glucose sensors based on sugarBEAT provide guidance and insights into the extent of control over sugar levels. ENGAGEMENT A world class digital program and ecosystem keeping the user engaged for the long term. OUTCOME Improvements in HbA1C, blood cholesterol, blood pressure, and sustainable weight loss. Real results . Sustainable . Affordable. PRICING Highly competitive pricing will yield broader adoption to address unmet clinical needs. $

Our Approach 1. sugarBEAT ® CGM – real time glucose monitoring. 1. BEAT ® diabetes – Digital program for diabetes management and reversal, with intermittent glucose profiling. 1. Mass market consumer metabolic health program, targeting obesity, pre - diabetes and Type 2 diabetes.

Total Addressable Market UK 4.8 million people with diabetes 8 One person diagnosed every 2 minutes Germany 9.5 million have diabetes 9 . 4.5 million of these 9.5 million are undiagnosed and, as a result, may be particularly at risk. U.S. 34.2 million have diabetes 6 88 million people have pre - diabetes 28,000 people diagnosed with diabetes EVERY WEEK in the U.S. alone 7 in a market worth nearly $ 150B

Impact on Healthcare Cost □ Healthcare costs for persons with Type 2 diabetes cost approximately 2.5x as much as a person without diabetes. If they experience complications, that number soars even higher 10 □ Employers and healthcare insurers are therefore resorting to programs that will provide long - term sustainable results in stemming the onset of diabetes and, where possible, reversing Type 2 diabetes □ Current programs are cost prohibitive, but Nemaura has both a cost advantage as well as user friendliness from its intermittent use sensors and will focus its efforts on the U.S. and European markets initially, for diabetes prevention, management and potential reversal healthy 1 diabetes w/ complications $ spent per year $4k diabetes $12k $21k

Product Portfolio sugarBEAT® CGM BEAT ® diabetes Program Consumer Metabolic Health Program

CE approved Class IIB Medical Device US FDA PMA approval and launch in the US anticipated by end of 2021 The world’s first daily wearable Continuous Glucose Monitor that doesn’t use needles. CE Approved Class IIb Medical Device

Core Technology

sugarBEAT ® and Time in Range A critical advantage of CGM - based systems is the ability to measure the time that glucose levels are in normal range – i . e . , time in range (TIR) . Control over TIR leads to a significant reduction in the onset of complications of diabetes . The same HbA 1 C values can give vastly differing TIR profiles and is inferior to using CGM to measure TIR to prevent the onset of long - term disease complications .

sugarBEAT ® vs. HbA1C 40% high range 40% in range 20% low range 70% high range 25% in range 5% low range 100% in range The same HbA1C value, yet 3 completely different TIR profiles, demonstrating the power of TIR over HbA1C as the new gold standard 11

sugarBEAT ® Testimonials My Sugar Watch offered me a needle - free blood glucose monitoring solution that’s non - invasive and easy to use. I didn’t even realize I had the My Sugar watch device on my arm as it is so lightweight. It gives me the assurance that my blood sugar reading is accurate, and I have access to my levels on my phone at all times. I was diagnosed with gestational diabetes, and I was informed by my healthcare professional that this may lead to a diagnosis of Type 2 diabetes in the future. Unfortunately, I was diagnosed with Type 2 diabetes after this and I have to manage this diagnosis all by myself and learn to control my blood glucose levels. Using My Sugar Watch has alerted me to changes in my blood glucose levels and helped me understand how these changes make an impact on my body and how I am feeling. To have this information at my fingertips gives me so much control to manage my diabetes. I have been a Type 2 diabetic for 10 years. I sporadically manage my blood sugar with a blood glucose monitoring device. I know that if not controlled or managed effectively I can have real highs and lows and not know when this will happen. I was wearing the My Sugar Watch device and it alerted me to the fact I was about to have a hypo before it happened. This alert enabled me to quickly balance my medication .

sugarBEAT ® Sales status UK UK: 200,000 Sensors ordered by licensee following soft launch success Purchase order forecast for (approximately) a further 100,000 per month for the next 2 years, totaling over 2 million sensors. Licensee selling these based on a diabetes management subscription service.

sugarBEAT ® Outside - UK Expecting to reveal launch plans for direct to consumer launch of sugarBEAT outside of UK, next Q. Update on reimbursement strategy in key territories.

Type 2 Diabetes prevention and management program launched in the U.S.

BEAT ® diabetes – 3 Components 1. Weight loss program originally developed at the Joslin Diabetes Centre – over 12 years of clinical evidence (based on an in - clinic program, subsequently replicated using a virtual program). Sustained long term weight loss achieved without loss of muscle mass 1. proBEAT Ρ Intermittent glucose profiling – using world’s first daily - wearable glucose sensor, developed in - house 2. Coaching: digital 24/7 using app, and specialist 1 to 1 coaching

BEAT ® diabetes – Glucose Profiling Intermittent Glucose Profiling: Benefits 7 - point glucose profiles every 4 weeks. Patients received guidance for diet and exercise adjustments based on Self - monitoring of blood glucose (SMBG). Outcome: Significant reductions in HbA1c, weight, BMI, systolic BP, diastolic BP, and LDL Cholesterol Kempf et. al., Diabetes Technol Ther (2010)

BEAT ® diabetes Potential Outcome for Payers Healthier Employees = Healthier Business $1,600 $4,700 $6,600 $9,100 Healthy (No conditions) Prediabetes only Hypertension Only Diabetes Only Annual Cost per Employee On average, diabetes costs both employers and insurers over $9,000 per year. Potential savings from prescription medications alone would amount to over $5,000 per year.

BEAT ® diabetes Current Status Pilot study in the US in progress, using proBEAT and digital health app. Expecting to report plans for large scale adoption thereafter

BEAT Metabolic Health Metabolism is life. Can we help 87 MILLION people in the USA from becoming Diabetic using our low cost wearable glucose sensor and digital ecosystem?

Metabolic Health A mass - market consumer product A new program leveraging off the BEAT® wearable sensor platform to address improvements in metabolic health and well - being . Launching in 2021. Applicable to over 80 million people in the US with pre - diabetes as well as general health - conscious individuals, and obesity market.

CONTINUOUS LACTATE MONITORING Assists in threshold maximization in performance athletes Early identification of tissue hypoperfusion or shock for aggressive early resuscitation of critically ill patients to improve the their chances of survival BODY TEMPERATURE MONITORING Gives a more accurate and large data set. For monitoring viral infections and lower limb blood circulation tracking the effectiveness of drugs Wearable temperature sensors market is expected to register a CAGR of 8.3% during the forecast period 2021 - 2026 22 Future Product Opportunities Leveraging the BEAT ® Technology A rich portfolio of additional products to complement existing offering and contribute to increased revenues

ALCOHOL MONITORING Support personal health goals and provide warnings prior to driving. Provide physicians with individual’s drinking habits . Prevention of progression - to - alcohol - related disease DRUG MONITORING Monitoring the impact of drugs and personalized treatment plan for patients. Global therapeutic drug monitoring device market to reach $3.37B by 2024 23 Future Product Opportunities Leveraging the BEAT ® Technology

The Team We are building a world class team So far includes senior level appointments, with experience from companies including: Dexcom, Lifescan , Roche, Abbvie , & Eli Lilly

Summary 1. UK Order fulfillment and sales progress to be provided 1. Launch in Outside - UK territories (with CE mark) in progress 1. Next steps for BEAT ® diabetes program and adoption/marketing plans for insurers and Employers in the USA to be issued next quarter 2. FDA PMA status update to be provided. 3. Launch of metabolic health program targeted at the B to C market, in metabolic health backed with the sugarBEAT ® platform planned before end of 2021. Current balance sheet >$27.5m

References